UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2008

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On November 11, 2008, Commerce Planet announced that the company’s Board of Directors unanimously authorized management to pursue a plan to separate its eCommerce businesses by spinning off the business now known as Iventa into a newly formed independent publicly traded company.

Consummation of the spin-off transaction is subject to several conditions, including receipt of confirmation of the tax-free treatment of the spin-off, receipt of certain regulatory approvals, and the filing with the Securities and Exchange Commission and the effectiveness of a registration statement. The spin-off will issue 1 share of newly formed Iventa for every 20 shares held by the Commerce Planet shareholders and issue an incremental 20% for the Company to utilize in employee awards and in Board and Management recruitement. The registration statement is expected to be filed before December 15, 2008.  Approval of the transaction by shareholders of Commerce Planet is not required.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits

(d)         Exhibits.

       99.1    Press Release issued by Commerce Planet, Inc. on November 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 12, 2008	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer